UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2026

CRH public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-32846	98-0366809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stonemason's Way, Rathfarnham, Dublin 16, D16 KH51, Ireland
(Address of principal executive offices)
+353 1 404 1000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares of €0.32 each	CRH	New York Stock Exchange
5.200% Guaranteed Notes due 2029	CRH/29	New York Stock Exchange
5.125% Guaranteed Notes due 2030	CRH/30	New York Stock Exchange
4.400% Guaranteed Notes due 2031	CRH/31	New York Stock Exchange
6.400% Notes due 2033	CRH/33A	New York Stock Exchange
5.400% Guaranteed Notes due 2034	CRH/34	New York Stock Exchange
5.500% Guaranteed Notes due 2035	CRH/35	New York Stock Exchange
5.000% Guaranteed Notes due 2036	CRH/36	New York Stock Exchange
5.875% Guaranteed Notes due 2055	CRH/55	New York Stock Exchange
5.600% Guaranteed Notes due 2056	CRH/56	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2026, CRH public limited company (‘CRH’ or the ‘Company’) appointed Aylwyn Bryan as Chief Financial Officer, effective on May 12, 2026 (the ‘Effective Date’). Mr. Bryan succeeds Nancy Buese, who by mutual agreement, stepped down from her role as Chief Financial Officer of the Company on May 11, 2026, effective as of the same date. Ms. Buese’s mutually-agreed departure is not the result of any disagreement with the Company with respect to any matter relating to the Company’s operations, policies or practices.

Mr. Bryan (age 47) has served CRH in a series of senior leadership roles across multiple functions and geographies during his 14-year tenure, including most recently as the Chief Financial Officer of CRH’s Americas Division, as Group Head of Finance from 2022 until 2025 and has also held leadership roles in the global tax, risk and insurance functions from 2012 until 2022. Prior to CRH, Mr. Bryan was at ARYZTA AG and PwC where he served across a range of international finance roles. He holds a Bachelor of Arts degree in Accounting and Finance from Dublin City University, is a Fellow of the Institute of Chartered Accountants and is a Chartered Tax Advisor.

There are no arrangements or understandings between Mr. Bryan and any other person pursuant to which Mr. Bryan was appointed to serve as Chief Financial Officer of the Company. There are no family relationships between Mr. Bryan and any director or executive officer of the Company, and there are no transactions in which Mr. Bryan has any direct or indirect material interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Mr. Bryan

Mr. Bryan and the Company entered into an employment agreement, dated May 12, 2026, in respect of Mr. Bryan’s service as Chief Financial Officer (the ‘Employment Agreement’).

Pursuant to the Employment Agreement, Mr. Bryan will receive an initial annual base salary of $850,000 and is eligible to receive a pro-rated target annual bonus opportunity equal to 100% of his annual base salary (with a maximum opportunity equal to 200% of his annual base salary). Mr. Bryan will also be eligible to receive annual equity incentive awards in the Company’s 2027 equity compensation cycle with a target grant date fair value to be determined, to be granted 60% in the form of performance stock units (‘PSUs’) and 40% in the form of restricted share units (‘RSUs’); provided that the Compensation Committee of the Board of Directors (the ‘Committee’) will be entitled at its discretion to adjust the mix between PSUs and RSUs. Mr. Bryan will also receive a monthly taxable pension cash adjustment equal to 10% of annual base salary and is eligible to participate in holiday leave, employee benefit plans and programs consistent with those provided generally to similarly-situated executives from time to time.

Subject to certain exceptions, the Employment Agreement will continue until terminated by either party with at least 12 months’ written notice. The Company may, at its discretion, pay Mr. Bryan an amount equal to his annual base salary in lieu of any notice period or place Mr. Bryan on garden leave for some or all of the notice period during which he will continue to receive his regular compensation. In either case, payment of any bonus and other incentive arrangements will be at the discretion of the Committee.

Upon a termination of employment within six months after a change of control of the Company as a result of which Mr. Bryan’s powers, duties or functions have been or will be diminished, in satisfaction of any and all claims Mr. Bryan may have upon termination, Mr. Bryan will be entitled to an amount equal to two years of annual base salary, any vested equity incentives payable under the Company’s equity incentive plans and any other contractual entitlements. Payment of any annual bonus or unvested equity incentives will be at the discretion of the Committee. The Committee may modify the conditions under which Mr. Bryan will be entitled to payments, and the amount of such payments, upon a termination of employment within six months after a change of control of the Company to align with any other change of control policies approved by the Committee from time to time, provided that the modifications are not less favorable to Mr. Bryan than the terms provided for in the Employment Agreement.

The Employment Agreement contains covenants not to compete with the Company and not to solicit specified employees, customers and service providers of the Company, which apply, respectively, for nine and 12 months following termination of employment.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the employment agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Additionally, in connection with his appointment as Chief Financial Officer and in addition to equity compensation previously received by Mr. Bryan in the Company’s February 2026 equity compensation cycle, Mr. Bryan will be granted, subject in each case to the terms of the CRH plc 2025 Equity Incentive Plan and the associated award agreements, an additional long-term equity incentive award of $1,563,000, granted 60% in the form of PSUs and 40% in the form of RSUs, which will vest concurrently with awards made in the Company’s February 2026 equity compensation award cycle.

Separation Agreement with Ms. Buese

To enable a smooth transition of her role, Ms. Buese will continue as a non-executive employee of the Company through August 11, 2026. Ms. Buese’s mutually-agreed departure qualifies as a termination without “cause” under her employment agreement, and Ms. Buese will be entitled to receive the payments provided under Section 4(c) thereof, subject to her execution and non-revocation of a separation agreement which includes a release of claims against the Company and continued compliance with restrictive covenants.

Item 7.01    Regulation FD Disclosure.

On May 13, 2026, the Company issued a press release announcing certain matters described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed in this Current Report on Form 8-K pursuant to this Item 7.01 (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the ‘Exchange Act’), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 13, 2026.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 15, 2026

CRH public limited company

/s/ Neil Colgan
By:	Neil Colgan
Company Secretary